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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the inclusion in this registration statement of Corporate Express, Inc. on Post-Effective Amendment No. 1 to Form S-4 No. 333-35559 (the "Registration Statement") of our report dated April 18, 1997 on our audits of the consolidated financial statements and financial statement schedule of Corporate Express, Inc. as of March 1, 1997 and March 2, 1996, and for the years ended March 1, 1997, March 2, 1996 and February 25, 1995. We also consent to the reference to our Firm under the caption "Experts".



     /s/ COOPERS & LYBRAND L.L.P.
     Denver, Colorado

     November 14, 1997